UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 3, 2017

DATE OF REPORT: October 9, 2017

Corix Bioscience, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

18662 MacAurther Boulevard, Suite 200 in Irvine, CA 92612

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On October 3, 2017, Corix Bioscience, Inc., a Wyoming corporation (the “Company”) entered into a Purchase Agreement with Parker-Hannifin Corporation to purchase a 46,060 square foot building in Carson City, Nevada (the “Property”) by or before November 4, 2017. The building is intended to serve as the Company’s new research and development laboratory with an indoor grow facility specifically for its industrial hemp genetics – the core of the Company’s business. The purchase price for the facility is $1,300,000. At the time, the Company does not intend on securing third-party financing for the purchase. Although the Purchase Agreement is currently in the inspection and due diligence phase, the Company has elected to make this disclosure as a materially definitive agreement. The Company will amend this Form 8-K under Section 2, Item 2.01 upon acquisition.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Item 5.02(a)	Resignation of Joaquin Flores from the Board of Directors

On or about July 28, 2017, Mr. Flores resigned from the Board on the basis that he never consented to or accepted the nomination for appointment to the Board. The Board conducted an internal review and determined that Mr. Flores had executed those appointment documents disclosed in prior filings, and thus disputes his contentions. The disclosure of Mr. Flores’ resignation is being disclosed following the conclusion of the Board’s investigation. Mr. Flores’ resignation was not based on a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.02(d)	Appointment of Kenneth Hedrick to Board of Directors

In order to fill the vacancy to the Board caused by the constructive resignation of Mr. Flores, the Board has appointed Kenneth Hedrick to the Board pursuant to the terms of the Second Amended Bylaws and Articles of Continuance with the State of Wyoming allowing the Board to fill vacancies. There are no arrangements or understandings between Mr. Hedrick and any other persons pursuant to which Mr. Hedrick was selected. Mr. Hedrick is a former member of the Real Estate Committee. The Real Estate Committee was terminated by consent of the Board. The Board is in the process of filing the Company’s amended Articles of Continuance with the State of Wyoming terminating the Real Estate Committee, and will make the appropriate disclosures following acceptance by the State of Wyoming.

Mr. Hedrick is a life-long Michigan resident who studied business at Hope College, in Holland, Michigan where he earned a Bachelor’s Degree in Business Administration. Ken has had a distinguished career in banking, residential lending, and finance having served as a Vice President for TCF National Bank for nearly 25 years. The skills and experience he cultivated during his time in banking include residential and consumer lending, regulatory compliance, default servicing, contract and settlement negotiations, human resource and personnel management, in addition to being a proven sales leader. Mr. Hedrick also spent 10 years serving on the board of education for the Avondale School District, in Auburn Hills, Michigan, where he was a two-term elected board member holding officer positions of Secretary, Treasurer, and President for his final two years on the board. Ken currently holds producer licenses through the Michigan Department of Insurance and Financial Services for Life Insurance, Accident and Health Insurance, and Property and Casualty Insurance, and is currently a Notary Public. Ken and his wife Rebecca, and their son Alexander, who is currently a junior at Western Michigan University, reside in Bloomfield Hills, Michigan.

Item 5.02(e)	Employment Agreement with Christ Froese (Corporate Secretary)

On September 15, 2017, the Board approved and ratified the Employment Agreement with Christ Froese (formerly, Andersen) to continue serving as the Company’s Corporate Secretary at a compensation of $65,000 per year. Mrs. Froese has served in this capacity since April 25, 2016, and had been issued 25,000 shares of common stock by the Company on July 22, 2016 (as previously disclosed). The Employment Agreement was counter-signed by the Company on October 4, 2017. The balance of the terms of the Employment Agreement are set forth is set forth in the exhibits.

Mrs. Froese has over sixteen years’ experience in real estate and office administration.  She started her career in 1997 with a small internet service provider as the office and accounts manager in Albany, Oregon. She moved to Arizona in 1999 where she worked in property management for several years. In 2010, Mrs. Froese joined Performance Realty Management as the Executive Secretary, and oversaw the day-to-day functions of the office for two years. She elected to further purse her interests in real estate and served as a Listing/Transaction Coordinator for Long Realty until 2016, when she joined the Company.

Item 5.02(e) Employment Agreement with Michael Ogburn (Chief Executive Officer and Chief Financial Officer)

On September 15, 2017, the Board approved and ratified the Employment Agreement with Mr. Ogburn, who abstained from voting. Mr. Ogburn is the Company’s Chief Executive Officer and Chief Financial Officer. Mr. Ogburn has served in this capacity since the Company’s change-in-control in June of 2017, as set forth in prior disclosures. The Employment Agreement is for a term of three years. Mr. Ogburn’s compensation is $120,000 per year, or 1% of the Company’s assets as reported on its year-end balance sheet, whichever is greater, unless, an opinion of counsel or the Company’s auditors concludes that the asset-based compensation impairs operations of the Company. In addition to the monetary compensation, Mr. Ogburn has been issued a stock grant of 1,000,000 shares of restricted common stock on the yearly anniversary of the Employment Agreement. The balance of the terms of the Employment Agreement are set forth is set forth in the exhibits.

Mr. Ogburn graduated from California State University with a B.S. in Agriculture Business. He then started Epic Wood Floors, Inc. (“EWF”), a company that manufacturing high end wood floors. EWF was sold in 2006. Thereafter, Mr. Ogburn started Lightwave Capital, LLC (“Lightwave”), which facilitated mergers and acquisitions as well as funding on a short and long-term basis. Lightwave worked closely with companies throughout a variety of transitions to insure accurate financial information was being reported. In December 2015, Ogburn was appointed Chief Executive Officer of iBrands Corporation Inc. (“iBrands”), a company currently traded OTC. Mr. Obgurn resigned from his position at iBrands upon his acceptance of his appointments with the Company in June of 2017.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

The Company issued a press release regarding the anticipated purchase of the Property.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document
10.1	Joaquin Flores’ Resignation
10.2	Christ Froese Employment Agreement
10.3	Michael Ogburn Employment Agreement
10.4	Purchase Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corix Bioscience, Inc.

By:  /s/ Michael Ogburn

Name:  Michael Ogburn

Title: Chief Executive Officer and President

Dated: October 9, 2017

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